Exhibit 99.1

Table of Contents

Page
Independent Auditors' Report	2

Financial Statements

Statements of Revenues and Direct Operating Expenses	3

Notes to Statements of Revenues and Direct Operating Expenses	5

Pro Forma Financial Information (Unaudited)	10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Synergy Resources Corporation
Platteville, Colorado

We have audited the accompanying statement of operating revenues and direct operating expenses of properties acquired by Synergy Resources Corporation from three independent oil and gas companies (the "Acquired Operating Assets") for the year ended December 31, 2013.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION
In our opinion, the statement of operating revenues and direct operating expenses referred to above presents fairly, in all material respects, the operating revenues and direct operating expenses, described in Note 2, of the Acquired Operating Assets for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

BASIS OF ACCOUNTING
We draw attention to Note 2 of the financial statement, which describes the basis of accounting. The financial statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and is not intended to be a complete financial presentation of the Acquired Operating Assets.

/s/ EKS&H LLLP
Denver, Colorado
 February 25, 2015

Acquired Operating Assets
Statement of Revenues and Direct Operating Expenses
For the year ended December 31, 2013
(in thousands)

December 31,
2013
Revenues:
Oil and gas revenues	$6,038

Direct operating expenses:
Lease operating expenses	1,997
Severance and ad valorem taxes	619
Total direct operating expenses	2,616

Revenues in excess of direct operating expenses	$3,422

The accompanying notes are an integral part of these financial statements.

Acquired Operating Assets
Statements of Revenues and Direct Operating Expenses
For the nine months ended September 30, 2014 and 2013
(in thousands)

	September 30,	September 30,
	2014	2013
	(Unaudited)	(Unaudited)
Revenues:
Oil and gas revenues	$10,620	$4,843

Direct operating expenses:
Lease operating expenses	1,725	1,503
Severance and ad valorem taxes	928	495
Total direct operating expenses	2,653	1,998

Revenues in excess of direct operating expenses	$7,967	$2,845

The accompanying notes are an integral part of these financial statements.

ACQUIRED OPERATING ASSETS
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
For the year ended December 31, 2013
And for the nine months ended September 30, 2014 and 2013

1.  Acquired Operating Assets and Summary of Significant Accounting Policies

Acquired Operating Assets:  On October 29, 2014, Synergy Resources Corporation (the "Company") entered into a definitive purchase and sale agreement ("the Agreement") with three independent oil and gas companies (the "Sellers") for their interests in 17 non-operated horizontal wells, 73 operated and 11 non-operated vertical wells, approximately 5,040 gross (4,053 net) mineral acres with rights to the Codell and Niobrara formations, approximately 2,400 gross (1,739 net) mineral acres with rights to other formations, 35 permit applications for operated horizontal wells, and other assets.  Collectively, the ownership interests acquired from the Sellers are described as the "Acquired Operating Assets."  The accompanying Statements represent the acquired interests in the revenues and direct operating expenses of the Acquired Operating Assets.

On December 15, 2014, the Company closed the transactions with the Sellers for a combination of cash and stock.  The Sellers received cash consideration of approximately $74.0 million and 4,648,136 restricted shares of the Company's common stock valued at $48.4 million.

Oil and Gas Reserves:  Oil and gas reserves represent theoretical quantities of crude oil and natural gas which geological and engineering data estimates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions.  There are numerous uncertainties inherent in estimating oil and gas reserves and their values, including many factors beyond the Company's and the Sellers' control.  Accordingly, reserve estimates and the projected economic value of the assets will differ from the actual future quantities of oil and gas ultimately recovered and the corresponding value associated with the recovery of these reserves.

Oil and Gas Sales:  The Sellers derive revenue primarily from the sale of crude oil and natural gas produced from their wells.  Revenues from production from wells in which the Sellers share an economic interest with other owners are recognized on the basis of the Sellers' pro-rata interest.  Revenues are reported on a gross basis for the amounts received before taking into account production taxes and lease operating expenses, which are reported as direct operating expenses.

Revenue is recorded using the sales method, which occurs in the month production is delivered to the purchaser, at which time ownership of the oil is transferred to the purchaser.  Payment is generally received within 30 days after the date of sale.  Provided that reasonable estimates can be made, revenue and receivables are accrued to recognize delivery of product to the purchaser.  Differences between estimates and actual volumes and prices, if any, are adjusted upon final settlement.

Direct Operating Expenses:  Costs incurred to operate and maintain wells and related equipment and facilities are expensed as incurred.  Direct operating expenses include the costs of labor to operate the wells and related equipment, repairs and maintenance, materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities, property taxes and insurance applicable to producing properties and wells and related equipment and facilities, and severance and ad valorem taxes.  Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expenses, income taxes, and interest expense were not allocated to the Acquired Operating Assets.

Use of Estimates:  The preparation of the statements of operating revenues and direct operating expenses of the Acquired Operating Assets in conformity with United States generally accepted accounting principles (US GAAP) requires the use of estimates and assumptions regarding certain types of revenues and direct operating expenses during the respective reporting periods.  Such estimates primarily relate to unsettled transactions as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from these estimates.

2.  Basis of Presentation, Omitted Financial Information, and Interim Financial Information

The accompanying statements of revenues and direct operating expenses relate to the operations of the Acquired Operating Assets and have been derived from the historical accounting records maintained by the Sellers.  Certain costs such as depreciation, depletion, and amortization, accretion of asset retirement obligations, general and administrative expenses, interest and corporate income taxes are omitted.  As such, this financial information is not intended to be a complete presentation of the revenues and expenses of the Acquired Operating Assets.  Furthermore, the information may not be representative of future operations due to changes in the business and the exclusion of the omitted information.  The historical statements of revenues and direct operating expenses of the Acquired Operating Assets are presented in lieu of the full financial statements required under the Securities and Exchange Commission's ("SEC") Rule 3-05 of Regulation S-X.

The Company believes that it is appropriate to provide historical statements of revenues and direct operating expenses for the Acquired Operating Assets in lieu of complete financial statements for the following reasons:

•
Financial statements prepared in accordance with generally accepted accounting principles were never prepared for the Acquired Operating Assets.  Certain financial calculations, such as the calculation of depreciation, depletion, and amortization expense under the full cost method of accounting, and the estimation of asset retirement obligations, were not prepared.  Indirect expenses were not allocated to individual assets.  Certain expenses related to the assets were recorded on a commingled basis with expenses related to other assets owned by the Sellers and/or their affiliated entities;

•
The acquisition of the Acquired Operating Assets does not include the acquisition of any indirect assets or systems used by the Sellers.  The Acquired Operating Assets will be integrated with other assets owned by the Company, and any future indirect activities will be performed by the Company's employees.  None of the managers or other personnel performing indirect activities for the Sellers will be employed by the Company;

•
Historical depreciation, depletion and amortization attributable to the Acquired Operating Assets is irrelevant to investors as future calculations will be based upon the fair value of the Acquired Operating Assets at the date of acquisition and costs incurred in prior periods will have no impact on the calculation.

Interim Financial Information:  The financial information for the nine months ended September 30, 2014 and 2013 is unaudited.  In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals necessary for a fair statement of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation.  The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

3. Commitments and Contingencies

Pursuant to the terms of the Agreement, there are no claims, litigation or disputes pending as of the effective date, or any matters arising in connection with indemnifications, and the parties to the Agreement are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

4.  Subsequent Events

The Company has evaluated subsequent events through February 25, 2015, the date the accompanying Statements were available to be issued.  There were no material subsequent events that required recognition or additional disclosure in the accompanying Statements.

5.  Unaudited Oil and Gas Reserves Information

Oil and Natural Gas Reserve Information:  Proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (prices and costs held constant as of the date the estimate is made).  Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.  Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Proved oil and natural gas reserve information for the Acquired Operating Assets has only been prepared as of December 31, 2013, and the related discounted future net cash flows excluding income taxes are based on engineering estimates.  Reserve information for the properties was prepared in accordance with guidelines established by the SEC.  Proved oil and gas reserves were calculated based on the prices for oil and gas during the 12 month period before the respective reporting date, determined as the unweighted arithmetic average of the first day of the month price for each month within such period.  This average price is also used in calculating the aggregate amount and changes in future cash inflows related to the standardized measure of discounted future cash flows.  Undrilled locations are classified as having proved undeveloped reserves only if a development plan has been implemented indicating that they are scheduled to be drilled within five years.

As SEC compliant reserve studies were not prepared for periods prior to December 31, 2013, the January 1, 2013 reserve estimates were based on December 31, 2013 reserve estimates adjusted for actual 2013 production.   As such, the January 1, 2013 reserve estimate does not include the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (the "FASB") and the SEC.  These assumptions do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves, nor their present value.  The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

An SEC compliant reserve study is not necessarily indicative of fair value under the terms prescribed by ASC 805.  An SEC compliant reserve report is based on historical commodity prices while a fair value report is typically based on forward looking prices. Additionally, the SEC method does not take into account the uncertainty of developing reserves while the fair value method applies a risk weighting to the different reserve classes.

The following table sets forth information regarding estimated quantities of proved developed and undeveloped oil and gas reserve quantities of the Acquired Operating Assets and changes therein for each of the fiscal years presented:

	Oil (Bbl)	Gas (McF)	BOE
January 1, 2013	610,243	3,756,313	1,236,296
Extensions, discoveries, and other additions	1,222,342	5,395,687	2,121,623
Production	(45,815)	(405,010)	(113,317)
December 31, 2013	1,786,770	8,746,990	3,244,602

Proved developed reserves included above:
December 31, 2013	156,980	1,552,740	415,770

Proved undeveloped reserves included above:
December 31, 2013	1,629,790	7,194,250	2,828,832

Standardized Measure of Discounted Future Net Cash Flows:  The following summary sets forth the future net cash flows relating to proved oil and gas reserves of the Acquired Operating Assets based on the standardized measure described earlier. The disclosure excludes the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes. As discussed above, January 1, 2013 amounts were based on the reserves as of December 31, 2013, with backward adjustments for actual sales and production costs during each respective period.

December 31,
(in thousands)	2013
Future oil and gas sales	$193,494
Future production costs	(49,722)
Future development costs	(45,223)
Future net cash flows	98,549
10% annual discount	(52,338)

Standardized measure of discounted future net cash flows	$46,211

Changes in the Standardized Measure of Discounted Future Net Cash Flows:  An analysis of the changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2013 are as follows and excludes the impact, if any, of timing, pricing, revisions of prior estimates, and income taxes as discussed earlier:

December 31,
(in thousands)	2013
Standardized measure of future net cash flows, beginning of year	$21,156
Sales of oil and gas, net of production costs and taxes	(3,422)
Extensions, discoveries, and improved recovery	26,362
Development costs incurred	-
Accretion of discount	2,115
Standardized measure of future net cash flows, end of year	$46,211

SYNERGY RESOURCES CORPORATION
PRO FORMA FINANCIAL INFORMATION
(Unaudited)

Property Acquisition

On October 29, 2014, Synergy Resources Corporation (the "Company") entered into a definitive purchase and sale agreement ("the Agreement") with three independent oil and gas companies (the "Sellers") for their interests in 17 non-operated horizontal wells, 73 operated and 11 non-operated vertical wells, approximately 5,040 gross (4,053 net) mineral acres with rights to the Codell and Niobrara formations, approximately 2,400 gross (1,739 net) mineral acres with rights to other formations, 35 permit applications for operated horizontal wells, and other assets. Collectively, the ownership interests acquired from the Sellers are described as the "Acquired Operating Assets."  The accompanying Pro Forma Information represents the acquired interests in the revenues and direct operating expenses of the Acquired Operating Assets.

The Acquired Operating Assets significantly increase the Company's mineral assets in the South Wattenberg Field and increase the Company's opportunity to participate in wells with one of the premier operators in the Field.  While all of the acres are held by production, a relatively small proportion of the total acreage is producing, and potential future sites have been identified that would support drilling approximately 150 net horizontal wells.  The Company expects the acreage to provide a multi-year drilling inventory.  When fully developed, the Acquired Operating Assets are expected to be accretive to cash flow and earnings per share.

On December 15, 2014, the Company closed the transactions with the Sellers for a combination of cash and stock.  The Sellers received cash consideration of approximately $74.0 million and 4,648,136 restricted shares of the Company's common stock valued at $48.4 million.

In conjunction with the acquisition discussed above, the Company entered into an amendment to its revolving line of credit agreement.  The amended terms include an increase in the maximum amount of borrowings available to the Company (the "Borrowing Base") to $230 million.  The interest rate on the outstanding borrowings will be based upon a pricing grid which escalates with utilization and establishes a minimum of 2.5%.

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements and related footnotes give effect to the acquisition of the Acquired Operating Assets. The unaudited pro forma condensed combined statement of operations for the year ended August 31, 2014 and the three months ended November 30, 2014 reflect the acquisition of the Acquired Operating Assets as if it had occurred on September 1, 2013.  The unaudited pro forma condensed combined balance sheet as of November 30, 2014 reflects the acquisition of the Acquired Operating Assets as if it had occurred on November 30, 2014.

The unaudited pro forma adjustments are based upon currently available information and certain assumptions that the Company believes to be reasonable under the circumstances. Pursuant to Regulation S-X, Article 11, of the Securities and Exchange Commission, pro forma adjustments include the effects of events that are directly attributable to the acquisition and are factually supportable. As actual adjustments may differ from pro forma adjustments, the unaudited pro forma combined financial information has been prepared for informational purposes only. It is not intended to be indicative of the Company's results of operations or financial position that might have been achieved had the acquisition been completed as of the dates presented, or the Company's future results of operations or financial position.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended August 31, 2014, as filed on October 30, 2014, and the Company's Quarterly Report on Form 10-Q for the three months ended November 30, 2014, as filed on January 9, 2015.

SYNERGY RESOURCES CORPORATION ACQUISITION OF ACQUIRED OPERATING ASSETS
Pro Forma Condensed Combined Balance Sheet
November 30, 2014
(in thousands, except share and per share data)
(Unaudited)

	Synergy Resources Historical	Acquired Assets Pro Forma Adjustments		Pro Forma Combined
		(Note 2)
Assets
Current assets:
Cash and cash equivalents	$47,111	$(2,276)	(e)	$44,835
Accounts receivables	46,023	447	(d)	46,470
Commodity derivative	11,984	-		11,984
Other current assets	7,324	(6,250)	(a)	1,074
Total current assets	112,442	(8,079)		104,363
Property and equipment:
Evaluated oil and gas properties,
full cost method, net	295,396	44,513	(b)(c)	339,909
Unevaluated oil and gas properties	126,994	80,834	(b)	207,828
Other property and equipment, net	4,849	-		4,849
Property and equipment, net	427,239	125,347		552,586
Commodity derivatives	4,534	-		4,534
Other assets	850	2,276	(e)	3,126
Total assets	$545,065	$119,544		$664,609

Liabilities and Shareholders' Equity
Current liabilities:
Trade accounts payable	$354	$-		$354
Well costs payable	69,511	-		69,511
Revenue payable	25,251	342	(d)	25,593
Production taxes payable	18,983	1,057	(d)	20,040
Other accrued expenses	1,818	-		1,818
Total current liabilities	115,917	1,399		117,316
Revolving credit facility	77,000	67,798	(a)	144,798
Deferred tax liability, net	33,296	-		33,296
Asset retirement obligation	5,109	1,913	(c)	7,022
Total liabilities	231,322	71,110		302,432

Shareholders' equity:
Preferred stock	-	-		-
Common stock	80	4	(a)	84
Additional paid-in capital	276,893	48,430	(a)	325,323
Retained earnings	36,770	-		36,770
Total shareholders' equity	313,743	48,434		362,177
Total liabilities and shareholders' equity	$545,065	$119,544		$664,609

See accompanying Notes to Pro Forma Financial Information.

SYNERGY RESOURCES CORPORATION ACQUISITION OF ACQUIRED OPERATING ASSETS
Pro Forma Condensed Combined Statement of Operations
For the Year Ended August 31, 2014
(in thousands, except share and per share data)
(Unaudited)

	Synergy Resources Historical	Acquired Operating Assets Historical	Pro Forma Adjustments		Pro Forma Combined
		(a)	(Note 3)
Revenues:
Oil and gas revenues	$104,219	$9,616	$-		$113,835

Operating expenses:
Oil and gas production	17,658	3,040	-		20,698
Depletion, depreciation, and amortization	32,958	-	3,574	(b)	36,532
General and administrative	10,139	-	-		10,139
Total expenses	60,755	3,040	3,574		67,369

Operating income	43,464	6,576	(3,574)		46,466

Other income (expense)
Commodity derivative gains (losses)
(realized and unrealized)	321	-	-		321
Interest income (expense), net	82	-	(1,851)	(e)	(1,769)
Total other expenses	403	-	(1,851)		(1,448)

Income before income taxes	43,867	6,576	(5,425)		45,018

Income tax provision	15,014	-	394	(c)	15,408
Net income	$28,853	$6,576	$(5,819)		$29,610

Earnings per common share:
Basic	$0.38	$-	$-		$0.37
Diluted	$0.37	$-	$-		$0.36

Weighted average shares outstanding:
Basic	76,214,737	-	4,648,136	(d)	80,862,873
Diluted	77,808,054	-	4,648,136	(d)	82,456,190

See accompanying Notes to Pro Forma Financial Information.

SYNERGY RESOURCES CORPORATION ACQUISITION OF ACQUIRED OPERATING ASSETS
Pro Forma Condensed Combined Statement of Operations
For the three months ended November 30, 2014
(in thousands, except share and per share data)
(Unaudited)

	Synergy Resources Historical	Acquired Operating Assets Historical	Pro Forma Adjustments		Pro Forma Combined
		(a)	(Note 4)
Revenues:
Oil and gas revenues	$42,538	$6,873	$-		$49,411

Operating expenses:
Oil and gas production	7,219	1,080	-		8,299
Depletion, depreciation, and amortization	16,454	-	2,562	(b)	19,016
General and administrative	4,110	-	-		4,110
Total expenses	27,783	1,080	2,562		31,425

Operating income	14,755	5,793	(2,562)		17,986

Other income (expense)
Commodity derivative gains (losses)
(realized and unrealized)	18,140	-	-		18,140
Interest income (expense), net	-	-	(463)	(e)	(463)
Total other expenses	18,140	-	(463)		17,677

Income before income taxes	32,895	5,793	(3,025)		35,663

Income tax provision	11,744	-	988	(c)	12,732
Net income	$21,151	$5,793	$(4,013)		$22,931

Earnings per common share:
Basic	$0.27	$-	$-		$0.27
Diluted	$0.26	$-	$-		$0.27

Weighted average shares outstanding:
Basic	79,008,719	-	4,648,136	(d)	83,656,855
Diluted	80,141,152	-	4,648,136	(d)	84,789,288

See accompanying Notes to Pro Forma Financial Information.

SYNERGY RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL INFORMATION
(Unaudited)

Note 1 — Financial Statement Presentation and Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined statements of operations for the year ended August 31, 2014 and for the three months ended November 30, 2014 were derived from the unaudited statements of revenues and direct operating expenses of the Acquired Operating Assets for the twelve month period ended August 31, 2014, and the three month period ended November 30, 2014, together with pro forma adjustments to give effect to the acquisition as if it occurred on September 1, 2013.  The unaudited pro forma condensed combined balance sheet as of November 30, 2014 reflects the acquisition of the Acquired Operating Assets as if it had occurred on November 30, 2014.

These unaudited pro forma condensed combined financial statements are provided for illustrative purposes and do not purport to represent what the Company's results of operations or financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

The following purchase price allocation for the Acquired Operating Assets is preliminary and includes significant use of estimates.  The fair values of the assets acquired and liabilities assumed are preliminary and are subject to revision as the Company continues to evaluate the fair value of these acquisitions.  Accordingly, the allocation will change as additional information becomes available and is assessed by Management, and the impact of such changes may be material.  The following table summarizes the preliminary purchase price and preliminary estimated values of assets acquired and liabilities assumed (in thousands):

Preliminary Purchase Price
Consideration Given
Cash	$74,048
Synergy Resources Corp. Common Stock *	48,434

Total consideration given	$122,482

Preliminary Allocation of Purchase Price
Evaluated oil and gas properties	$44,513
Unevaluated oil and gas properties	80,834
Total fair value of oil and gas properties acquired	125,347

Asset retirement obligation	(1,913)
Other adjustments	(952)

Fair value of net assets acquired	$122,482

*   The fair value of the consideration attributed to the Common Stock under ASC 805 was based on the Company's closing stock price on December 15, 2014 for 4,648,136 shares issued in connection with these acquisitions.

Note 2 — Adjustments to Pro Forma Condensed Combined Balance Sheet for November 30, 2014

(a)	Reflects the issuance of common stock to Sellers, additional borrowing and earnest money from escrow to fund the acquisition.
(b)	Reflects management's fair value estimate of the acquired oil and gas properties.

(in thousands)
Evaluated oil and gas properties:
Fair value estimate	$42,600
Asset retirement costs	1,913
Total evaluated oil and gas properties	$44,513
Unevaluated oil and gas properties	$80,834

(c)	Reflects adjustment for estimated asset retirement costs and asset retirement obligations for the acquired producing oil and gas properties of $1.9M.
(d)	Reflects the estimated assets and liabilities for production proceeds, inventory, operating costs, royalties payable, and taxes payable assumed by or reimbursed by the Company at closing.
(e)	Reflects deferred financing costs of $2.3M.

Note 3 — Adjustments to Pro Forma Condensed Combined Statement of Operations for the Year Ended August 31, 2014

(a)	Operating revenues and direct operating expenses of the interests acquired in the Acquired Operating Assets for the period September 1, 2013 to August 31, 2014.
(b)
Reflects additional depletion, depreciation, and amortization expense and asset retirement obligation accretion attributable to the interests acquired in the Acquired Operating Assets based on the preliminary purchase price allocations.

(c)
Reflects adjustment to the income tax provision for the estimated impact of the acquired properties' revenue and direct operating expenses.  Income taxes were adjusted using a combined federal and state tax rate of 34.2%.

(d)	Reflects the issuance of common stock to Sellers as partial consideration for the acquired properties.
(e)	Reflects additional borrowing and interest expense at 2.5% to fund the acquisition.

Note 4 — Adjustments to Pro Forma Condensed Combined Statement of Operations for the Three Months Ended November 30, 2014

(a)	Operating revenues and direct operating expenses of the interests acquired in the Acquired Operating Assets for the period September 1, 2014 to November 30, 2014.
(b)
Reflects additional depletion, depreciation, and amortization expense and asset retirement obligation accretion attributable to the interests acquired in the Acquired Operating Assets based on the preliminary purchase price allocation.

(c)
Reflects adjustment to the income tax provision for the estimated impact of the acquired properties' revenue and direct operating expenses.  Income taxes were adjusted using a combined federal and state tax rate of 35.7%.

(d)	Reflects the issuance of common stock to Sellers as partial consideration for the acquired properties.
(e)	Reflects additional borrowing and interest expense at 2.5% to fund the acquisition.